Management's Assertion on Compliance
Management's Assertion on Compliance with Applicable
Regulation AB Servicing Criteria
1.
Rialto Capital Advisors, LLC ("Rialto"), the Special Servicer in the agreements listed on
Exhibit 1 (the "Pooling and Servicing Agreements"), is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, for the period from January 1, 2014, up to and including December 31, 2014, or applicable shorter period there within, (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report include the transactions listed on Exhibit 1 that are commercial mortgage-asset backed securities transactions for which Rialto acted as Special
Servicer on or after January 1, 2014, or for the Applicable Certification Period as listed on
Exhibit 1 (the "Platform"), and were registered after January 1, 2006, with the Securities and
Exchange Commission pursuant to the Securities Act of 1933.
2.
Rialto has engaged certain vendors (the "Vendors") to perform specific, limited, or scripted activities, and Rialto elects to take responsibility for assessing compliance with the servicing criteria, or portion of the servicing criteria, applicable to such Vendors' activities as set forth in Appendix A hereto. Rialto has determined its Vendors are not "servicers" as defined in
Item 1101 (j) of Regulation AB and asserts that it has policies and procedures in place to provide reasonable assurance that the Vendors' activities comply, in all material respects, with the servicing criteria applicable to each vendor;
3.
Except as set forth in paragraph 4 below, Rialto used the criteria set forth in paragraph (d)
of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;
4.
The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to Rialto based on the activities it performs, directly or through its
Vendors, with respect to the Platform;
5.
Rialto has complied, in all material respects, with the applicable servicing criteria as of
December 31, 2014, and for the Reporting Period with respect to the Platform taken as a whole.
6.
Rialto has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2014, and for the
Reporting Period with respect to the Platform taken as a whole;
7.
Rialto has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2014, and for the Reporting Period with respect to the Platform taken as a whole; and
8.
NDB Accountants & Consultants, LLP, a registered public accounting firm, has issued an attestation report on Rialto's assessment of compliance with the applicable servicing criteria for the Reporting Period.

Management's Assertion on Compliance
Date:
March 5, 2015
Name:
Adam Singer
Title:
Managing Director
Signature:
/s/Adam Singer
Exhibit 1
Pooling and Servicing Agreements
Applicable Certification Period
WFRBS 2012-C8
January 1, 2014, to December 31, 2014
FDIC 2012-C1
January 1, 2014, to December 31, 2014
WFCM 2012-LC5
January 1, 2014, to December 31, 2014
UBS-Barclays 2012-C3
January 1, 2014, to December 31, 2014
UBS-Barclays 2012-C4
January 1, 2014, to December 31, 2014
GSMS 2012-GCJ9
January 1, 2014, to December 31, 2014
JPMCC 2012-LC9
January 1, 2014, to December 31, 2014
COMM 2013-LC6
January 1, 2014, to December 31, 2014
WFRBS 2013-C12
January 1, 2014, to December 31, 2014
UBS-Barclays 2013-C6
January 1, 2014, to December 31, 2014
GSMS 2013-GCJ12
January 1, 2014, to December 31, 2014
WFRBS 2013-C14
January 1, 2014, to December 31, 2014
WFRBS 2011-C5
January 1, 2014, to December 31, 2014
WFCM 2013-LC12
January 1, 2014, to December 31, 2014
WFRBS 2011-C2
January 1, 2014, to December 31, 2014
WFRBS 2011-C3
January 1, 2014, to December 31, 2014
WFRBS 2011-C4
January 1, 2014, to December 31, 2014
UBS-Citigroup 2011-C1
January 1, 2014, to December 31, 2014
UBS 2012-C1
January 1, 2014, to December 31, 2014
WFRBS 2012-C6
January 1, 2014, to December 31, 2014
GSMS 2011-GC3
January 1, 2014, to December 31, 2014
COMM 2013-LC13
January 1, 2014, to December 31, 2014
WFRBS 2013-C16
January 1, 2014, to December 31, 2014
GSMS 2013-GCJ16
January 1, 2014, to December 31, 2014
WFRBS 2013-C17
January 1, 2014, to December 31, 2014
GSMS 2012-GC6
January 1, 2014, to December 31, 2014
MSBAM 2013-C13
January 1, 2014, to December 31, 2014
COMM 2014-CCRE14
January 22, 2014, to December 31, 2014
MSBAM 2014-C14
February 14, 2014, to December 31, 2014
WFRBS 2014-LC14
February 20, 2014, to December 31, 2014
COMM 2014-LC15
March 25, 2014, to December 31, 2014
WFRBS 2014-C20
May 13, 2014, to December 31, 2014
COMM 2014-CCRE18
June 27, 2014, to December 31, 2014
CGCMT 2014-GC23
August 7, 2014, to December 31, 2014
MSBAM 2014-C17
August 14, 2014, to December 31, 2014

Management's Assertion on Compliance
COMM 2014-UBS5
September 23, 2014, to December 31, 2014
MSBAM 2014-C18
September 29, 2014, to December 31, 2014
COMM 2012-CCRE4
October 6, 2014, to December 31, 2014
COMM 2012-LC4
October 6, 2014, to December 31, 2014
WFRBS 2014-C24
November 18, 2014, to December 31, 2014
JPMBB 2014-C25
November 24, 2014, to December 31, 2014
LCCM 2014-909
June 23, 2014, to December 31, 2014
MLMI 1998-C3
June 19, 2014, to December 31, 2014
Carefree Portfolio Trust 2014-CARE MZ A
November 26, 2014 to December 31, 2014
WFCM 2014-LC18
December 30, 2014, to December 31, 2014

Management's Assertion on Compliance
APPENDIX A
SERVICING CRITERIA
Reference
Criteria
Performed
by
Servicer
Inapplicable
Servicing
Criteria
General Servicing Considerations
1122(d)(1)(i)
Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
X
1122(d)(1)(ii)
If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
X
1122(d)(1)(iii)
Any requirements in the transaction agreements to maintain a back-up servicer for the [pool assets] are maintained.
X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and
otherwise in accordance with the terms of the transaction
agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on [pool assets] are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X1
1122(d)(2)(ii)
Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured
depository institution as set forth in the transaction agreements.
For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule
13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)
Unissued checks are safeguarded so as to prevent unauthorized access.
X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-
backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the
reconciliation; and (D) contain explanations for reconciling items.
These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days
specified in the transaction agreements.
X

Management's Assertion on Compliance
SERVICING CRITERIA
Reference
Criteria
Performed
by
Servicer
Inapplicable
Servicing
Criteria
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the
Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.
Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction
agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations;
and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of [pool assets]
serviced by the Servicer.
X2
1122(d)(3)(ii)
Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
X
1122(d)(3)(iii)
Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements.
X
1122(d)(3)(iv)
Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
X
Pool Asset Administration
1122(d)(4)(i)
Collateral or security on [pool assets] is maintained as required by the transaction agreements or related mortgage loan documents.
X
1122(d)(4)(ii)
[pool asset] and related documents are safeguarded as required by the transaction agreements
X
1122(d)(4)(iii)
Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
X
1122(d)(4)(iv)
Payments on [pool assets], including any payoffs, made in
accordance with the related [pool asset] documents are posted to the Servicer's obligor records maintained no more than two
business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related [pool asset] documents.
X3
1122(d)(4)(v)
The Servicer's records regarding the [pool assets] agree with the
Servicer's records with respect to an obligor's unpaid principal balance.
X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's [pool assets] (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the
transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and
concluded in accordance with the timeframes or other
requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a [pool asset] is delinquent in accordance with the
transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent [pool assets] including, for example, phone calls, letters and payment rescheduling plans in cases where
delinquency is deemed temporary (e.g., illness or unemployment).
X

Management's Assertion on Compliance
SERVICING CRITERIA
Reference
Criteria
Performed
by
Servicer
Inapplicable
Servicing
Criteria
1122(d)(4)(ix)
Adjustments to interest rates or rates of return for [pool assets]
with variable rates are computed based on the related [pool asset]
documents.
X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's [pool asset] documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
interest on such funds is paid, or credited, to obligors in
accordance with applicable [pool asset] documents and state laws;
and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related [pool assets], or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the
Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the Servicer, or such other number of days specified in the transaction
agreements.
X
1122(d)(4)(xiv)
Delinquencies, charge-offs and uncollectible accounts are
recognized and recorded in accordance with the transaction
agreements.
X4
1122(d)(4)(xv)
Any external enhancement or other support, identified in Item
1114(a)(1) through (3) or Item 1115 of Regulation AB, is
maintained as set forth in the transaction agreements.
X
1)
Rialto Capital Advisors, LLC performs the activities pertaining to these criteria, except for specific, limited activities performed by its third party property managers relating to REO Property, if any. Rialto has elected to take responsibility for assessing compliance with these servicing criteria with respect to the activities of its third party property managers.
2)
Only items (A) and (B) of the Servicing Criteria are applicable to Rialto Capital Advisors, LLC as special servicer. Items (C)
and (D) are inapplicable as the responsibility for filing reports with the Commission and agreeing totals to the Servicer records rests with the Trustee and/or Certificate Administrator, as applicable.
3)
Primary responsibility for processing borrower payments rests with the Master Servicer, however, Rialto Capital Advisors,
LLC may from time to time receive payments on an exception basis which are forwarded to the Master Servicer in accordance with such criterion.
4)
Rialto Capital Advisors, LLC provides the applicable Master Servicer relating to each deal with the final recovery determination and data utilized to complete IRS Form 1099C on loans with charge-offs, however, the ultimate responsibility for adjusting the loan record, reporting to the IRS, and delivering 1099C Forms to the borrower rests with the Master
Servicer.